      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2003

                                                      REGISTRATION NO. 333-65792

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         5918 Stoneridge Mall Road                  94-3019135
(State or other jurisdiction of           Pleasanton, California 94588           (I.R.S. Identification
incorporation or organization)      (Address of principal executive offices)             Number)
                                                    (Zip)


                              --------------------



                         GENUARDI'S FAMILY MARKETS, L.P.
                             RETIREMENT SAVINGS PLAN


                            (Full title of the plan)


                              --------------------


                             Robert A. Gordon, Esq.
              Senior Vice President, General Counsel and Secretary
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
 (Name, address and telephone number, including area code, of agent for service)


                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                          DEREGISTRATION OF SECURITIES

            On July 25, 2001, Safeway, Inc. (the "Registrant") filed a registration statement on Form S-8 (No. 333-65792) (the "Registration Statement") which registered the issuance of 500,000 shares of the Registrant's common stock, par value $.01 per share, to be sold pursuant to the Genuardi's Family Markets, L.P. Retirement Savings Plan, as amended (the "Genuardi's Plan"). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Genuardi's Plan.

            The Genuardi's Plan was merged into the Safeway 401(k) Savings Plan and Trust, subject to SEC Registration No. 333-85132 (the "Safeway 401(k) Plan"), on or about January 1, 2003. Therefore, effective as of the merger date, no further shares or interests are issuable under the Genuardi's Plan. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement with regard to all remaining shares and interests issuable but not issued under the Genuardi's Plan at the time of the merger of the Genuardi's Plan into the Safeway 401(k) Plan.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-65792 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 23rd day of May, 2003.

                                    SAFEWAY INC.

                                    By:   /s/ Robert A. Gordon
                                          --------------------------------------
                                          Robert A. Gordon
                                          Senior Vice President, General Counsel
                                          and Secretary

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Gordon with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to Registration Statement No. 333-65792 on Form S-8 and this Post-Effective Amendment No. 1 thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-65792 has been signed by the following persons in the capacities indicated on May 23, 2003.


            Signature                                    Title
            ---------                                    -----
/s/ Steven A. Burd                      Chairman, President and Chief Executive Officer
-------------------------------
Steven A. Burd                          (Principal Executive Officer)

/s/ Vasant M. Prabhu                    Executive Vice President, Chief Financial Officer
-------------------------------         (Principal Financial Officer and Principal Accounting
Vasant M. Prabhu                        Officer)

/s/ James H. Greene, Jr.                Director
-------------------------------
James H. Greene, Jr.

/s/ Paul Hazen                          Director
-------------------------------
Paul Hazen

/s/ Hector Ley Lopez                    Director
-------------------------------
Hector Ley Lopez

/s/ Robert I MacDonnell                 Director
-------------------------------
Robert I. MacDonnell

/s/ Peter A. Magowan                    Director
-------------------------------
Peter A. Magowan

                                        Director
-------------------------------
George R. Roberts

/s/ Rebecca A. Stirn                    Director
-------------------------------
Rebecca A. Stirn

/s/ William Y. Tauscher                 Director
-------------------------------
William Y. Tauscher

            Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the Benefit Plans Committee, thereunto duly authorized in the city of Pleasanton, state of California on May 23, 2003.

                                 GENUARDI'S FAMILY MARKETS, L.P.
                                 RETIREMENT SAVINGS PLAN


                                   /s/ David F. Bond
                                 ----------------------------------------
                                       David F. Bond

                                   /s/ Michael J. Boylan
                                 ----------------------------------------
                                       Michael J. Boylan

                                   /s/ Gerri Burruel
                                 ----------------------------------------
                                       Gerri Burruel

                                   /s/ Frank Calfas
                                 ----------------------------------------
                                       Frank Calfas

                                   /s/ Dick W. Gonzales
                                 ----------------------------------------
                                       Dick W. Gonzales

                                   /s/ Melissa C. Plaisance
                                 ----------------------------------------
                                       Melissa C. Plaisance

                                   /s/ Vasant M. Prabhu
                                 ----------------------------------------
                                       Vasant M. Prabhu